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                                                                  EXHIBIT 99.6

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Titanium Minerals Marketing International USA:

We have audited the accompanying balance sheets of Titanium Minerals Marketing International USA as of December 31, 1997 and 1996, and the related profit and loss accounts for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Financial statements for two affiliated entities are accompanied by disclaimers of audit opinions related to suspension of mining operations of Sierra Rutile Limited and the occupation of the facilities by rebel forces. While limited access to the facilities has been restored, Sierra Rutile Limited continues to be unable to make an assessment of the impairment of the asset carrying values. These circumstances in turn create the possibility that amounts due from certain affiliates in the accounts of the Company may not be fully recoverable and we are unable to satisfy ourselves as to that matter.

In our opinion, except for the effects of such adjustments, if any, as might have been determined to be necessary had we been able to examine evidence of recoverability of amounts due from certain affiliates, the financial statements referred to in the first paragraph above present fairly, in all material respects, the financial position of Titanium Minerals Marketing USA as of December 31, 1997 and 1996, and the results of its operations for each of the years in the three-year period ended December 31, 1997 in conformity with generally accepted accounting principles in the United Kingdom.

KPMG                                              23 MARCH 1998
CHARTERED ACCOUNTANTS                             Reading, UK